(logo) Long Beach Mortgage
                                             Company



                              OFFICERS CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE

                       MORTGAGE PASS-THROUGH CERTIFICATES
                        RESIDENTIAL MORTGAGE LOANS SERIES
                      1996-LBl, 1996-LB2, 1996-LB3, 1997-LBl


IN ACCORDANCE WITH THE APPROPRIATE SECTION OF THE ABOVE CAPTIONED POOLING AND SERVICING AGREEMENTS, I, PATRICIA L. WAYMAN, AND SHAWNA R. OGILVIE OF LONG BEACH MORTGAGE COMPANY, (THE "SERVICER") HEREBY CERTIFY:

(i) A REVIEW OF THE ACTIVITIES OF THE SERVICER DURING THE PRECEDING CALENDAR YEAR, AND OF PERFORMANCE UNDER THESE AGREEMENTS HAVE BEEN MADE UNDER OUR SUPERVISION.

(ii) TO THE BEST OF OUR KNOWLEDGE, BASED ON SUCH REVIEW, THE SERVICER HAS FULFILLED ALL ITS OBLIGATIONS UNDER THESE AGREEMENTS THROUGHOUT SUCH YEAR.

CERTIFIED THIS 18TH DAY OF MARCH, 1997.



BY: /s/ Patricia L. Wayman
        PATRICIA L. WAYMAN
        PRESIDENT


BY: /s/ Shawna R. Ogilvie
        SHAWNA R. OGILVIE
        VICE PRESIDENT

1068 TOWN & COUNTRY ROAD, ORANGE, CALIFORNIA 92868 (714) 543-5262     (logo)
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